Exhibit 10.2



                            STOCK EXCHANGE AGREEMENT




                            Dated as of June 16, 1999



                                 by and between



                               World Callnet, Inc.

                                       and



              [Callnet Plc Management Shareholder and Optionholder]

                            STOCK EXCHANGE AGREEMENT

         THIS STOCK EXCHANGE AGREEMENT (the "Agreement"), dated as of June __, 1999, is entered into by and between World Callnet, Inc., a Delaware corporation ("Buyer") and the Stockholder whose name is listed on the signature page hereto (the "Seller"). The Buyer and the Seller are collectively referred to herein as the "Parties."

         A. The Seller owns ____ shares (the "Callnet Shares") of the capital stock (the "Callnet Stock") of Callnet, Plc (the "Target") and an option to purchase Callnet Stock (the "Callnet Option"), both as set forth in Exhibit A.

         B. This Agreement contemplates a transaction (the "Acquisition") in which the Buyer will exchange with the Seller, and the Seller will exchange with the Buyer, the Callnet Shares in return for the issuance of certain shares of the common stock, par value $0.001 per share (the "WCN Common Stock"), of the Buyer. In connection with the Acquisition, Buyer will seek to enter into similar agreements with the other shareholders of Target with the objective of Buyer acquiring all or substantially all of the Callnet Stock based on a similar purchase price.

         C. Buyer will also seek to acquire the Callnet Option and all or substantially all of the other options to acquire Callnet Stock pursuant to option exchange agreements (an "Option Exchange Agreement") based on a similar exchange ratio.

         Now, therefore, in consideration of the premises and the mutual covenants and agreements herein made, and in consideration of the representations, warranties, and covenants herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   Special Definitions.

         "Government Entity" means any federal, state, municipal, domestic or foreign court, tribunal, administrative agency, department, commission, board, bureau or other governmental authority or instrumentality.

         "Liability" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, restriction (whether on voting, sale, transfer or disposition or otherwise) or other security interest, whether imposed by agreement, understanding, law or otherwise.

          2.   Purchase and Sale of the Callnet Shares; Irrevocable Proxy.

         (a) Basic Transaction. Subject to the terms and conditions set forth in this Agreement, the Seller hereby irrevocably sells, assigns, transfers and delivers to the Buyer good and valid title to all of the Callnet Shares, free and clear of all Security Interests (other than restrictions imposed under applicable securities laws).

         (b) Purchase Price. Subject to the terms and conditions set forth in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Shares, the Buyer will issue __________ shares (the "WCN
Shares") of the WCN Common Stock (the "Purchase Price") in exchange for the Callnet Shares. Subject to the terms and conditions set forth in this Agreement, each Callnet Share owned and held of record by the Seller is hereby exchanged for forty (40) shares of WCN Common Stock.

         (c) Conditions Precedent. The Buyer's obligation to purchase the Callnet Shares from the Seller is subject to and conditioned upon the fulfillment on or prior to the Closing (as hereafter defined) of the following conditions, which may be waived in whole or in part by the Buyer: (i) the receipt of a fairness opinion from its investment banker, Houlihan Smith & Company, Inc., that states that the Acquisition is fair from a financial point of view to the Buyer and (ii) the acquisition by the Buyer of all or at least eighty percent (80%) of the Callnet Stock.

         (d) The Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Buyer commencing at 2:00 p.m., local time on the first business day following the satisfaction or waiver of all conditions to the obligations of the Buyer to consummate the transactions contemplated hereby or such other date as the Buyer and the Seller may mutually determine (the "Closing Date").

         (e) Irrevocable Proxy. This Agreement also constitutes the Seller's irrevocable proxy in favor of the Buyer to vote all of the Callnet Shares in favor of the merger (the "Merger") of Target with and into the Buyer, or a wholly-owned subsidiary of the Buyer, on the same terms as the Acquisition in the event that the Buyer and the Target agree to pursue the Merger instead of the Buyer purchasing all or substantially all of the Callnet Stock and options to acquire Callnet Stock directly from the Callnet shareholders and Callnet optionholders. This irrevocable proxy is acknowledged and deemed to be coupled with an interest and shall be irrevocable until the earlier of three months from the date hereof or the Buyer acquiring the Callnet Shares.

         (f) Deliveries. At the Closing, or as soon as practical thereafter, (i) the Seller will deliver to the Buyer a certificate representing the Callnet Shares, endorsed in blank or accompanied by duly executed assignment documents, and (ii) the Buyer will deliver to the Seller a certificate representing the whole number of shares of WCN Common Stock into which Seller's Callnet Shares shall have been exchanged as set forth herein.

          3.   Representations and Warranties.

         (a) Representations and Warranties of the Seller. The Seller represents and warrants to the Buyer that the statements contained in this Section 3(a) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3(a)).

                  (i) Authorization of Transaction. The Seller has full power, capacity and authority to execute and deliver this Agreement and to perform his obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Seller, enforceable in accordance with its terms and conditions. The Seller need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Government Entity or any Person.

                  (ii) Callnet Shares and Options. The Seller holds of record and owns beneficially the Callnet Shares, free and clear of any restrictions on transfer (other than any restrictions under the Securities Act), Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. Seller is not a party to any option, warrant, purchase right, or other contract or commitment that could require the Seller to sell, transfer, or otherwise dispose of any of the Callnet Shares (other than this Agreement) except for the Callnet Option as set forth on Exhibit A. Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting of any of the Callnet Shares, except as provided in this Agreement. There are no actions, suits or proceedings pending or threatened involving the ownership by the Seller of the Callnet Shares or the Seller's Callnet Option.

                  (iii) Investment Representations. The Seller certifies that he is not a U.S. person, as defined in Rule 902 of the Securities Act of 1933, as amended (the "Securities Act"), and is not acquiring the WCN Shares for the account or benefit of any U.S. person or he is a U.S. person who purchased securities in a transaction that did not require registration under the Securities Act. Seller agrees to resell the WCN Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act. The Seller further acknowledges that he has been informed that the WCN Shares issued or to be issued pursuant to Section 2(b) will bear a restrictive legend (as set forth in Section 3(a)(iv)) preventing transfer except in accordance with the Securities Act and applicable state securities laws and that stop transfer instructions will be given to the transfer agent for the shares of WCN Common Stock issued or to be issued pursuant to Section 2(b).

                  (iv) Common Stock Certificates. The WCN Shares issued pursuant to this Agreement shall bear a legend substantially in the following form: THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR

         ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION. ALSO SUCH SHARES ARE "RESTRICTED SECURITIES" WITHIN THE MEANING OF RULE 144 PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION UNDER THE ACT AND MAY BE SUBJECT TO THE LIMITATIONS AND REPORTING REQUIREMENTS OF SAID RULE UPON RESALE OR OTHER DISPOSITION THEREOF. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED.

                  (v) Investment Purpose. The Seller represents and warrants that he is acquiring WCN Shares solely for his own account, for investment purposes, and not with a view to or for resale in connection with any distribution or public offering thereof, within the meaning of any applicable securities laws and regulations. The Seller understands that the WCN Shares have not been registered under the Securities Act or any applicable securities laws of any state by reason of specific exemptions under the provisions thereof that depend in part upon the investment intent of the Seller.

                  (vi) Sophistication. The Seller by reason of his own business and financial experience or that of those persons retained by him, who are unaffiliated with and not compensated by the Buyer or its officers, to advise him with respect to this investment. The Seller has such knowledge, sophistication and experience in business and financial matters in general and with respect to investments of a nature similar to an investment in the Buyer so as to be capable of evaluating the merits and risks of, and making an informed business decision with regard to, the acquisition of the WCN Shares, and has the capacity to protect his own interests.

                  (vii) Access to SEC Reports.  The Seller  acknowledges that he
         (a) has received all the information he has deemed necessary to make an informed investment decision with respect to an acquisition of the WCN Shares; (b) understands that the Buyer is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and has had the opportunity to review all publicly available filings (the "SEC Reports") made by the Buyer with the Securities and Exchange Commission pursuant to either the Securities Act or the Exchange Act; (c) has had the unrestricted opportunity to make such investigation as it has desired pertaining to the Buyer and the acquisition of an interest therein and to verify the information that is, and has been, available to him; and (d) has had the opportunity to ask questions to the Buyer, and representatives of the Buyer concerning the Buyer.

                  (viii) Confidentiality. The Seller acknowledges that Exhibit B, the Disclosure Document, includes certain non-public information about the Buyer, and the Seller agrees to hold in confidence all, and not to use or to disclose to others any, non-public information included therein; provided, however, the foregoing shall not restrict necessary disclosures in compliance with requirements of any law, governmental order or regulation. In addition, the Seller shall not purchase (except pursuant to this Agreement) or sell any securities of the Company until after such non-public information has been publicly disseminated.

         (b) Representations and Warranties of the Buyer. The Buyer represents and warrants to the Seller that the statements contained in this Section 3(b) are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this
Section 3(b)).

                  (i) Organization of the Buyer. The Buyer is a corporation duly incorporated, validly existing, and in good standing under the laws of the jurisdiction of its incorporation.

                  (ii) Authorization of Transaction. The Buyer has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. The Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any Governmental Entity or any Person in order to consummate the transactions contemplated by this Agreement.

                  (iii) WCN Common Stock. The WCN Shares issued and delivered on the Closing Date, when issued and delivered pursuant hereto, will be duly authorized, validly issued, fully paid and nonassessable, and none of such WCN Shares have been issued in violation of the preemptive rights of any Person.

                  (iv) Transfer of WCN Common Stock. The Buyer will not register any transfer of the WCN Common Stock not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the Buyer from refusing to register securities transfers, other reasonable procedures will be implemented to prevent any transfer of the securities not made in accordance with the provisions of Regulation S.

                  (v) Disclosure Document. Attached as Exhibit B, which is incorporated herein by reference and made a part hereof, is a Disclosure Document that supplements the SEC Reports.

          4.   Miscellaneous.

         (a) Survival of Representations and Warranties and Covenants. The representations, warranties and covenants of the Parties contained in this Agreement shall survive the Closing.

         (b) Press Releases and Public Announcements. The Seller shall not issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of Buyer.

         (c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the parties and supersedes any prior understandings, agreements, or representations by or among the parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (d) Succession and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party without the prior written consent of the other, except that Buyer may assign this Agreement to an affiliate of Buyer. Nothing contained herein, express or implied, is intended to confer on any person other than the Parties or their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         (e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Buyer and the Seller. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (h) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (i) Specific Performance. Each of the Parties acknowledges and agrees that in the event of any breach of this Agreement, the non-breaching party would be irreparably harmed and could not be made whole by monetary damages. It is accordingly agreed that the Parties will waive the defense in any action for specific performance, that a remedy at law would be adequate and that the Parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to compel specific performance of this Agreement in any action instituted in any court thereof having jurisdiction of such action.

         (j) Post-Closing. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including, without limitation, the execution and delivery of such further instruments and documents including without limitation, an Option Exchange Agreement) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party.

      [Remainder of page intentionally left blank; signature page follows]

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                     SELLER:



                                     ------------------------------------
                                     [Type Name of Seller]

                                     BUYER:

                                     WORLD CALLNET, INC.

                                     By:
                                         --------------------------------
                                     Name:
                                           ------------------------------
                                     Title:
                                           ------------------------------


                                    Exhibit A


Aaron Goodman-Simpson                 39,480         84 Tarnwood Park, Eltham, London SE9 5PD
Affarsinvest AB                      131,560         Box 142, S-691, 23 Karlskoga, Sweden
Alan Francis Goodyer                   3,600         6 Shephards Meads, Burgess Hill, West Sussex,
                                                     RH15 8AS, UK
Angela James Adams                     1,000         77 Hurn Way, Christchurch, Dorset, BH23 2NY, UK
Arambourg Holdings                   184,560         Sweden
Crayford Asociates Ltd               100,000         Falcon House, 23 - 25 Bucks Road, Douglas, Isle of
                                                     Man IMI 3DA
Dancastle Holdings Ltd               165,800         Rovert House, PO Box 529, Nassau, Bahamas
EPH PLC                              360,000         104 Park Street, London W1Y 2RJ
Gillian Ann Gallienne                144,720         Homelea, Amherst, St Peters Port, Guernsey, CI
Graham Mark Butt                      98,680         Beaumont Cottage, Rue De Tertre, St Andrews,
                                                     Guernsey, CI
Herbert Konrad Mossar                122,640         Mosslyn, Le Bourg, Forest, Guernsey, CI
Ieuan James Mackereth Marshall        90,200         16 Gisboorne Road, Cambridge CB1 3RZ, UK
Jean Taylor                          131,560         24 Greendale Drive, Middlewich, Cheshire, CW10
                                                     OPH, UK
Kazan Corporation                     82,240         Edificio Vallarino, Calle 52 Elvira Mendez,
                                                     Apartado, Postal 1450 Panama 1,
                                                     Republic of Panama
Keith Goodyer                        150,720         69 Tunbridge Grove, Kents Hill, Milton Keynes,
                                                     MK7 6JD
Keith Hall                            36,080         Chateau Perigord, Appt 275, 6 Lacets, St Leon,
                                                     MC 98000, Monaco
Kenneth Hardacre                       3,600         13 St John Street, Bridlington, East Yorkshire,
                                                     Y016, 7NL, UK
Mats Goranson                        131,560         Gronfeldsgatan 22, S-69141, Karlskoga, Sweden
Mike Adams                             1,000         77 Hurn Way, Christchurch, Dorset, BH23 2NY, UK
Mirror Investments                    42,480         PO Box 556, Main Street, Charlestown, Nevis,
                                                     West Indies
Moat Financial Services               82,240         Providencials, Turks & Caico Island,
                                                     British West Indies
Pam Joan Brehaut                     138,160         Evening Shade, Woodlands Park, St Saviours,
                                                     Guernsey, CI
Paul Goodman-Simpson                  92,160         70D Shooters Hill Road, Blackheath, London
                                                     SE3 7BG, England
Riktmarket AB                        131,560         Box 142, S-691, 23 Karlskoga, Sweden
W Stephen Logue                       39,480         39 Minerva Gardens, Wavendon Gate,
                                                     Milton Keynes, MK7 7SR
Wayne A Maw                           39,480         39 Minerva Gardens, Wavendon Gate, Milton
                                                     Keynes, MK7 7SR, UK
